EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
18 USC. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AgroFresh Solutions, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Nance K. Dicciani, Chair of the Board and Interim Co-Principal Executive Officer, Stephen S. Trevor, Director and Interim Co-Principal Executive Officer, and Margret M. Loebl, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. section 1350 and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

By: /s/ Nance K. Dicciani
Name: Nance K. Dicciani
Date: August 9, 2016	Title: Chair of the Board and Interim Co-Principal Executive Officer

By: /s/ Stephen S. Trevor
Name: Stephen S. Trevor
Date: August 9, 2016	Title: Director and Interim Co-Principal Executive Officer

By: /s/ Margaret M. Loebl
Name: Margaret M. Loebl
Date: August 9, 2016	Title: Executive Vice President and Chief Financial Officer (Principal financial and accounting officer)